Exhibit No. 4
Fashion Tech International, Inc.
Form 10-K
File No. 2-93231-NY



$22,000.00                                   04/12/1999

Fashion Tech International, Inc., after date, for value received, I/we jointly and severally, promise to pay to SONOS MANAGEMENT CORPORATION or order Twenty Two Thousand and no/100 DOLLARS with interest payable when due at the rate of 8 percent per annum form 04-12-99 until paid, both before and after judgment. And we hereby agree, that in case this note after maturity, is referred to an attorney, either with or without suit, to pay a reasonable attorney's fee. The holder shall have the right to declare this note due for default in payment of interest.

                         Fashion Tech International, Inc.

                         By: /s/
                             E-16
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